FOR IMMEDIATE RELEASE

July 1, 2005

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION DECLARES DIVIDEND

FREEHOLD, NJ, July 1, 2005…..On July 1, 2005, the Board of Directors of Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA) declared its regular $0.145 per share quarterly dividend payable September 15, 2005 to shareholders of record August 15, 2005.  The Company’s current annual dividend rate is $0.58 per share.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of thirty-eight industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

#####